                                                                     Exhibit 5.1

                              FAEGRE & BENSON LLP
                              2200 NORWEST CENTER
                            90 SOUTH SEVENTH STREET
                       MINNEAPOLIS, MINNESOTA 55402-3901
                            TELEPHONE  612-336-3000
                            FACSIMILE 612-336-3026


                               December 23, 1996


Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428

     Re:   Registration Statement No. 333-13967
           ------------------------------------

Ladies and Gentlemen:

          In connection with the proposed registration under the Securities Act of 1933, as amended, of 3,450,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), proposed to be sold by the Company, we have examined such corporate records and other documents, including the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

          1. The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

          2. When the Board of Directors of the Company or the Stock Committee thereof determines the number and price of the shares of Common Stock to be sold by the Company, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock by the Company, and, when issued and sold as contemplated in the Registration Statement, such shares will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.

                              Very truly yours,

                              FAEGRE & BENSON LLP